Exhibit 99



          WYNN WILLARD, SENIOR VICE PRESIDENT, CHIEF MARKETING OFFICER,
                             TO LEAVE HERSHEY FOODS


HERSHEY, PA., December 10, 2002 - Hershey Foods Corporation today announced that Wynn Willard, Senior Vice President, Chief Marketing Officer, has decided to leave the company effective December 31, 2002. Willard joined Hershey Foods in 2001 following a nine-year career with Nabisco.

Commenting on Willard's decision, Richard H. Lenny, Chairman, President and Chief Executive Officer, said, "Wynn has made many contributions during his time with Hershey, bringing improved focus and a strengthened commitment to winning to our marketing efforts. We wish him well as he moves forward with his career."

A search for a successor currently is underway.